                        ENTERGY CORPORATION
                      PRO FORMA BALANCE SHEET
                           JUNE 30, 1997
                            (Unaudited)

                                                         Adjustments to Reflect
                                                         Transactions Proposed
                                                    Before     In Present      After
                  ASSETS                         Transaction     Filing (1)  Transaction
                                                              (In Thousands)
Current Assets:
   Cash and cash equivalents:
     Cash                                           $    -                    $      -
     Temporary cash investments - at cost,
        which approximates market:
        Associated companies                        10,912                      10,912
        Other                                        4,426                       4,426
                                                ----------    --------      ----------
           Total cash and cash equivalents          15,338                      15,338
  Accounts receivable:
    Associated companies                            26,072                      26,072
  Other                                              1,483                       1,483
  Prepaid taxes                                     27,126                      27,126
                                                ----------    --------      ----------
           Total                                    70,019                      70,019
                                                ----------    --------      ----------

Investment in Wholly-owned Subsidiaries          7,046,204                   7,046,204
                                                ----------    --------      ----------

Other Property                                      15,272                      15,272
Deferred Debits                                     72,070                      72,070
                                                ----------    --------      ----------
           TOTAL                                $7,203,565                  $7,203,565
                                                ==========    ========      ==========
(1) The provision of guarantees and other credit support for the benefit of
    Entergy Corporation's non-utility affiliates will be reflected on Entergy
    Corporation's financial statements when such affiliates actually issue securities backed by such guarantees or other credit support.
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

                              ENTERGY CORPORATION
                           PRO FORMA BALANCE SHEET
                                JUNE 30, 1997
                                 (Unaudited)

                                                                 Adjustments to Reflect
                                                                 Transactions Proposed
                                                             Before       In Present       After
         LIABILITIES AND SHAREHOLDERS' EQUITY              Transaction     Filing(1)    Transaction
                                                                         (In Thousands)
Current Liabilities:
  Notes Payable                                                $286,000                     $286,000
  Accounts payable:
    Associated companies                                          3,319                        3,319
    Other                                                           670                          670
  Interest accrued                                                1,366                        1,366
  Other current liabilities                                       2,372                        2,372
                                                             ----------     --------      ----------
           Total                                                293,727                      293,727
                                                             ----------     --------      ----------

Deferred Credits and Noncurrent Liabilities                      69,542                       69,542
                                                             ----------     --------      ----------

Shareholders' Equity:
  Common stock, $.01 par value, authorized
   500,000,000 shares; issued 240,664,720 shares                  2,407                        2,407
  Paid-in capital                                             4,477,900                    4,477,900
  Retained earnings                                           2,384,923                    2,384,923
  Cumulative foreign currency translation adjustment             10,203                       10,203
  Less cost of treasury stock (1,123,923 shares )                35,137                       35,137
                                                             ----------     --------      ----------
           Total common shareholders' equity                  6,840,296                    6,840,296
                                                             ----------     --------      ----------

           Total                                             $7,203,565                   $7,203,565
                                                             ==========     ========      ==========
(1) The provision of guarantees and other credit support for the benefit of
    Entergy Corporation's non-utility affiliates will be reflected on Entergy
    Corporation's financial statements when such affiliates actually issue securities backed by such guarantees or other credit support.

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

                        ENTERGY CORPORATION
                  PRO FORMA STATEMENT OF INCOME
                 TWELVE MONTHS ENDED JUNE 30, 1997
                            (Unaudited)

                                                    Adjustments to Reflect
                                                     Transactions Proposed
                                            Before        In Present     After
                                          Transaction       Filing(1) Transaction
                                                       (In Thousands)
Income:
  Equity in income of subsidiaries            $602,928                   $602,928
  Interest on temporary investments              6,463                      6,463
                                              --------      --------     --------
        Total                                  609,391                    609,391
                                              --------      --------     --------

Expenses and Other Deductions:
  Administrative and general expenses           25,327                     25,327
  Income taxes                                  (1,931)                    (1,931)
  Taxes other than income                          839                        839
  Interest                                      10,343                     10,343
                                              --------      --------     --------
        Total                                   34,578                     34,578
                                              --------      --------     --------
Net Income                                    $574,813                   $574,813
                                              ========      ========     ========
(1) The provision of guarantees and other credit support for the benefit of
    Entergy Corporation's non-utility affiliates will be reflected on Entergy
    Corporation's financial statements when such affiliates actually issue securities backed by such guarantees or other credit support.

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

                           ENTERGY CORPORATION
                PRO FORMA STATEMENT OF RETAINED EARNINGS
                   TWELVE MONTHS ENDED JUNE 30, 1997
                              (Unaudited)

                                                   Adjustments to Reflect
                                                   Transactions Proposed
                                            Before       In Present       After
                                          Transaction      Filing(1)   Transaction
                                                       (In Thousands)
Retained Earnings - Beginning of period    $2,231,591                      $2,231,591
  Add:
    Net income                                574,813                         574,813
                                           ----------      --------        ----------
        Total                               2,806,404                       2,806,404
                                           ----------      --------        ----------

  Deduct:
    Dividends declared on common stock        420,290                         420,290
    Capital stock and other expenses            1,191                           1,191
                                           ----------      --------        ----------
        Total                                 421,481                         421,481
                                           ----------      --------        ----------
Retained Earnings - End of Period          $2,384,923                      $2,384,923
                                           ==========      ========        ==========
(1) The provision of guarantees and other credit support for the benefit of
    Entergy Corporation's non-utility affiliates will be reflected on Entergy
    Corporation's financial statements when such affiliates actually issue securities backed by such guarantees or other credit support.

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